Exhibit 10.10

FIRST LIEN COLLATERAL AGREEMENT

dated as of

November 22, 2021,

among

franchise group, inc.,

FRANCHISE GROUP NEWCO PSP, LLC,

VALOR ACQUISITION, LLC,

FRANCHISE GROUP NEWCO INTERMEDIATE AF, LLC,

THE OTHER GRANTORS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

Schedules

Schedule I	Grantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of First Lien Copyright Security Agreement
Exhibit III	Form of First Lien Patent Security Agreement
Exhibit IV	Form of First Lien Trademark Security Agreement

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FIRST LIEN COLLATERAL AGREEMENT, dated as of November 22, 2021 (this “Agreement”), among FRANCHISE GROUP, INC., a Delaware corporation (“Lead Borrower”), VALOR ACQUISITION, LLC, a Delaware limited liability company (“Valor”), FRANCHISE GROUP NEWCO INTERMEDIATE AF, LLC, a Delaware limited liability company (“NewCo AF”), FRANCHISE GROUP NEWCO PSP, LLC, a Delaware limited liability company (“FG Newco PSP”, and together with Lead Borrower, Valor, and NewCo AF, individually and collectively, the “Borrower”), the other GRANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Collateral Agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Collateral Agent”).

Reference is made to that certain First Lien Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among each Borrower, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Collateral Agent. Certain Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

Article I.

Definitions

Section 1.01. Defined Terms. (a) Capitalized terms used in this Agreement (including in the preamble and introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement or the Credit Agreement shall have the meaning specified in the New York UCC.  The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)               The rules of construction specified in Sections 1.03 and 1.04 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account, Chattel Paper or General Intangible.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Copyright License” means any written agreement or license now or hereafter in effect, granting to or from any Person any use right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement or license.

“Copyright Security Agreement” means each First Lien Copyright Security Agreement executed by one or more Grantors and the Collateral Agent, substantially in the form of Exhibit II hereto.

“Copyrights” means (a) all copyright rights in any work arising under the copyright laws of the United States or any other jurisdiction, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, and including, in the case of any Grantor, the United States copyright registrations and applications set forth next to its name on Schedule III hereto and (c) all extensions, renewals, and restorations thereof.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“FG Newco PSP” has the meaning assigned to such term in the preamble to this Agreement.

“NewCo AF” has the meaning assigned to such term in the preamble to this Agreement.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Liens not prohibited by Section 6.02 of the Credit Agreement.

“Grantors” means (a) each Borrower, (b) each Subsidiary of the Lead Borrower identified on Schedule I hereto and (c) each Subsidiary of the Lead Borrower that becomes a party to this Agreement as a Grantor after the Effective Date.

“Intellectual Property” means all intellectual property rights of every kind and nature, including rights in inventions, Patents, Copyrights, Licenses, Trademarks, rights in Trade Secrets, and rights in Software, all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, and Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Lead Borrower” has the meaning assigned to such term in the preamble to this Agreement.

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“License” means any Patent License, Trademark License or Copyright License.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement or license now or hereafter in effect, granting to or from any Person any right to manufacture, use or sell any invention claimed in a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, and all rights of any such Person under any such agreement or license.

“Patent Security Agreement” means each First Lien Patent Security Agreement executed by one or more Grantors and the Collateral Agent, substantially in the form of Exhibit III hereto.

“Patents” means (a) all patents and patent applications, for letters patent of the United States or any other jurisdiction, including issued patents and pending patent applications in the United States Patent and Trademark Office, including those listed on Schedule III hereto and (b) all reissues, substitutes, divisionals, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof.

“Perfection Certificate” means that certain Perfection Certificate dated as of the Effective Date delivered to the Collateral Agent pursuant to Section 4.01(f) of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means Pledged Equity Interests and Pledged Debt Securities.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon and distributions or payments with respect thereto.

“Quarterly Update Date” means the latest of (a) the date of delivery of the Compliance Certificate pursuant to Section 5.01(e) of the Credit Agreement, (b) ninety (90) days after the acquisition of the applicable after-acquired Collateral or occurrence of the applicable change, and (c) any later date agreed by the Collateral Agent in its reasonable discretion.

“Secured Parties” has the meaning assigned to such term in the Credit Agreement.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Software” means computer programs, object code, source code and supporting documentation, including, without limitation, “software” as such term is defined in the UCC and computer programs that may be construed as included in the definition of “goods” in the UCC, including any licensed rights thereto.

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“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Collateral Agent, and in each case reasonably satisfactory to the Collateral Agent.

“Trade Secrets” means any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, algorithms, techniques, analyses, source code, object code and data collections.

“Trademark License” means any written agreement or license now or hereafter in effect, granting to or from any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license and all rights of any such Person under any such agreement or license.

“Trademark Security Agreement” means each First Lien Trademark Security Agreement executed by one or more Grantors and the Collateral Agent, substantially in the form of Exhibit IV hereto.

“Trademarks” means (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, logos, domain names and other source identifiers, in each case whether arising under the trademark laws of the United States or any other jurisdiction, (b) all registrations and applications for the registration thereof, including all registrations and applications for registration filed in the United States Patent and Trademark Office, including, in the case of any Grantor, any of the United States trademark registrations or applications set forth next to its name on Schedule III hereto and (c) all of the goodwill of the applicable business connected with the use of and symbolized by any of the foregoing.

“UCC” means the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Valor” has the meaning assigned to such term in the preamble to this Agreement.

Article II.

Pledge of Securities

Section 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants, assigns and pledges to the Collateral Agent, together with its permitted successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under any and all of the following assets, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, regardless of where located:

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(a)               (i) Equity Interests owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II hereto, (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates or other instruments representing all such Equity Interests (if any) together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank (collectively, the “Pledged Equity Interests”); provided that Pledged Equity Interests shall not include any Excluded Assets;

(b)               (i)  the debt securities owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II hereto, (ii) any debt securities in the future issued to or otherwise acquired by such Grantor and (iii) the promissory notes and any other instruments evidencing all such debt securities referred to in subclauses (i) and (ii) of this paragraph (b) (collectively, the “Pledged Debt Securities”); provided that Pledged Debt Securities shall not include any Excluded Assets;

(c)               all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01 and Section 2.02;

(d)               subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, any Pledged Equity Interests or any Pledged Debt Securities;

(e)               subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities and other property referred to in paragraphs (a) through (d) above; and

(f)                all Proceeds of any of the foregoing unless such Proceeds constitute an Excluded Asset (the items referred to in paragraphs (a) through (e) above being collectively referred to as the “Pledged Collateral”).

Notwithstanding the foregoing, in no event shall the Pledged Collateral include any Excluded Asset.

Section 2.02. Delivery of the Pledged Collateral. (a) Subject to the Intercreditor Agreements, each Grantor agrees to deliver or cause to be delivered to the Collateral Agent (limited, with respect to certificates not constituting “certificated securities” within the meaning of the UCC, to use of commercially reasonable efforts to deliver or cause to be delivered such certificates) (A) on the date such Grantor becomes party to this Agreement (or such later date permitted by Sections 4.01(f) or 5.14 of the Credit Agreement or to which the Collateral Agent may otherwise agree in its reasonable discretion), any certificates representing or evidencing Pledged Securities (other than to the extent constituting (i) Excluded Assets, (ii) Equity Interests in any Immaterial Subsidiaries, (iii) Equity Interests in any Person that is not a Subsidiary of such Grantor and (iv) Equity Interests in any Foreign Subsidiary (other than to the extent constituting “securities” within the meaning of the UCC)) owned by such Grantor on such date and (B) on or before the next Quarterly Update Date occurring after the acquisition thereof (or such later date which the Collateral Agent may agree to in its reasonable discretion), any certificates representing or evidencing Pledged Securities (other than to the extent constituting (i) Excluded Assets, (ii) Equity Interests in any Immaterial Subsidiaries, (iii) Equity Interests in any Person that is not a Subsidiary of such Grantor and (iv) Equity Interests in any Foreign Subsidiary (other than to the extent constituting “securities” within the meaning of the UCC)) acquired by such Grantor after the date such Grantor becomes party to this Agreement.

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(b)               Except as otherwise addressed in Section 3.03(b) herein, subject to the Intercreditor Agreements, (i) on the date such Grantor becomes party to this Agreement (or such later date permitted by Sections 4.01(f) or 5.14 of the Credit Agreement or to which the Collateral Agent may otherwise agree in its reasonable discretion) and (ii) on or before the next Quarterly Update Date occurring after the receipt thereof (or such later date which the Collateral Agent may agree to in its reasonable discretion), each Grantor will deliver or cause to be delivered to the Collateral Agent any promissory notes evidencing Indebtedness for borrowed money (including in respect of cash management arrangements) that is owed to such Grantor by any Person in a principal amount of $5,000,000 or more (other than Excluded Assets); provided, however, that the foregoing delivery requirement with respect to any intercompany indebtedness may be satisfied by delivery of an omnibus or global intercompany note executed by all Loan Parties as payees and all such obligors as payors in the form of the Master Intercompany Note.

(c)               Upon delivery to the Collateral Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II hereto and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant (solely with respect to clause (c)(iii) and (iv), and (g) below) to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)               as of the Effective Date, Schedule II hereto sets forth a true and complete list, with respect to each Grantor, of (A) all the Pledged Equity Interests owned by such Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (B) all the Pledged Debt Securities owned by such Grantor evidencing Indebtedness for borrowed money (including in respect of cash management arrangements) that is owed to such Grantor by any Person in a principal amount of $5,000,000 or more;

(b)               (i) the Pledged Equity Interests have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable (to the extent such concept is applicable in the relevant jurisdiction, and other than any assessment of the equity holders imposed as a matter of law) and (ii) the Pledged Debt Securities owned by any Grantor are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Collateral issued by a Person other than the Borrower or any Subsidiary, are made to the knowledge of the Grantors;

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(c)               except for the security interests granted hereunder and under any other Loan Documents, Secured Swap Obligations and Secured Cash Management Obligations, each of the Grantors (i) is and, subject to any transfers not prohibited by the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens not prohibited by Section 6.02 of the Credit Agreement and transfers not prohibited by the Credit Agreement, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens not prohibited by Section 6.02 of the Credit Agreement and transfers not prohibited by the Credit Agreement, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Liens not prohibited by Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(d)               except for restrictions and limitations not prohibited by the Loan Documents (including any non-consensual Liens not prohibited by Section 6.02 of the Credit Agreement) or securities laws generally, to the extent issued by the Borrower or any Subsidiary, the Pledged Equity Interests and the Pledged Debt Securities are and will continue to be freely transferable and assignable, and, to the extent issued by the Borrower or any Subsidiary, none of the Pledged Equity Interests or the Pledged Debt Securities are or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)               each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)                by virtue of the execution and delivery by the Grantors of this Agreement, when and if any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement and upon the filing of the UCC financing statements described in Section 3.02(b), the Collateral Agent will obtain a legal, valid and perfected First Priority lien upon and security interest in such Pledged Securities, free of any adverse claims (other than Liens not prohibited by Section 6.02 of the Credit Agreement), under the UCC, to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations; and

(g)               subject to the terms of this Agreement and to the extent permitted by applicable law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with the instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity Interests hereunder without further consent by the applicable owner or holder of such Equity Interests.

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Section 2.04. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and is continuing and the Collateral Agent shall have provided the Grantors two (2) Business Days’ prior written notice of its intent to exercise such rights (provided that such prior written notice is not required if (x) an Event of Default under Section 7.01(h) or (i) of the Credit Agreement shall have occurred and is continuing or (y) payment of the Loans shall be due by acceleration), the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to (a) hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor, and (b) exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

Section 2.05. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and is continuing and the Collateral Agent shall have provided the Grantors not less than two (2) Business Days’ prior written notice that the rights of the Grantors under this Section 2.05 are being suspended (provided that such prior written notice is not required if (x) an Event of Default under Section 7.01(h) or (i) of the Credit Agreement shall have occurred and is continuing or (y) payment of the Loans shall be due by acceleration):

(i)                 each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents;

(ii)              the Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to clause (a)(i) of this Section; and

(iii)            each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall, subject to the Intercreditor Agreements, be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent), in each case, to the extent required pursuant to Section 2.02 or Section 2.06.

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(b)               Subject to the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent shall have provided the Grantors with written notice (to the extent required under clause (a) of this Section 2.05), all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to clause (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. Subject to the Intercreditor Agreements, all dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith promptly delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and, to the extent so received, shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Lead Borrower has delivered to the Collateral Agent a certificate of a Responsible Officer of the Lead Borrower to that effect, the Collateral Agent shall promptly repay to each Grantor all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of clause (a)(iii) of this Section 2.05 and that remain in such account.

(c)               Subject to the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent shall have provided the Grantors with written notice (to the extent required under clause (a) of this Section 2.05), all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to clause (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under clause (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers. After all Events of Default have been cured or waived and the Lead Borrower shall have delivered to the Collateral Agent a certificate of a Responsible Officer of the Lead Borrower to that effect, all rights vested in the Collateral Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to clause (a)(i) of this Section 2.05.

(d)               Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.05 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under clause (a)(i) or clause (a)(iii) of this Section 2.05 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

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(e)               In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request.

Section 2.06. Article 8 Opt-In.

(a)               No Grantor shall take any action to cause any membership interest, partnership interest, or other equity interest of any limited liability company or limited partnership owned or controlled by any Grantor comprising Collateral to be or become a “security” within the meaning of, or to be governed by, Article 8 of the UCC as in effect under the laws of any state having jurisdiction and shall not cause or permit any such limited liability company or limited partnership to “opt in” or to take any other action seeking to establish any membership interest, partnership interest or other equity interest of such limited liability company or limited partnership comprising the Collateral as a “security” or to become certificated, in each case, without certificating such interest and delivering all certificates evidencing such interest to the Collateral Agent in accordance with and as required by the provisions of Section 2.02.

Article III.

Security Interests in Personal Property

Section 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, together with its permitted successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, regardless of where located (but in all cases excluding any Excluded Assets):

(i)                 all Accounts;

(ii)                all Chattel Paper;

(iii)               all Deposit Accounts;

(iv)               all Documents;

(v)                all Equipment;

(vi)               all General Intangibles, including all Intellectual Property;

(vii)              all Instruments and Promissory notes;

(viii)             all Inventory;

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(ix)                all other Goods;

(x)                 all Investment Property;

(xi)                all Letter-of-Credit Rights;

(xii)               all cash and Moneys;

(xiii)              all Securities Accounts;

(xiv)              all Commercial Tort Claims specifically described on Schedule IV hereto, as such schedule may be supplemented from time to time pursuant to Section 3.04(c);

(xv)               all books and records pertaining to the Article 9 Collateral; and

(xvi)              to the extent not otherwise included, all Proceeds, substitutions, replacements and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing (all of the above in this Section 3.01, the “Article 9 Collateral”).

It is understood that the term “Article 9 Collateral” shall not include any Excluded Asset; provided, however, that Article 9 Collateral shall include any Proceeds, substitutions or replacements of any of the foregoing (unless such Proceeds, substitutions or replacements would constitute an Excluded Asset).

(b)               Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant U.S. jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Collateral Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the UCC for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) any Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement, as applicable, as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of issued, registered or applied for United States Patents, United States Trademarks or United States Copyrights granted by each Grantor and naming any Grantor or Grantors as debtors and the Collateral Agent as secured party.

(c)               The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

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Section 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that:

(a)               Each Grantor has good title to or valid rights in (except, in each case, as otherwise permitted by the Loan Documents) the Article 9 Collateral, (i) other than Liens not prohibited by Section 6.02 of the Credit Agreement and (ii) except for defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to have such good title or valid rights would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Grantor has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Grantor’s Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)               The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Effective Date. The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent (or otherwise approved by the Collateral Agent) for filing in the appropriate governmental, municipal or other office (or specified by notice from the Lead Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.12 of the Credit Agreement) are all the filings, recordings and registrations (other than filings, if any, which shall be made in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, to record the Security Interest in Article 9 Collateral consisting of registered or applied-for United States Patents, United States Trademarks and United States Copyrights to the extent that such security interest may be perfected by filing in the United States Patent and Trademark Office or the United States Copyright Office) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States, and as of the date hereof no further or subsequent filing, refiling, recording, rerecording, registration or reregistration (other than filings, if any, which shall be made in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, to record the Security Interest in Article 9 Collateral consisting of registered or applied-for United States Patents, Trademarks and Copyrights) is necessary, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of issued, registered or applied for United States Patents, United States Trademarks and United States Copyrights acquired or developed by a Grantor, or for which a “Statement of Use” or an “Amendment to Allege Use” is filed with the United States Patent and Trademark Office with respect to any “intent-to-use” Trademark application, after the date hereof, to the extent such security interest may be perfected by filing in the United States Patent and Trademark Office or the United States Copyright Office). The Grantors represent and warrant that a fully executed Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement, as applicable, in each case containing a list of the Article 9 Collateral consisting of United States issued Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing), as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Collateral Agent in a form suitable for recording with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of registered and applied for Patents, Trademarks and Copyrights in which a security interest may be filed, recorded or registered, in each case, in the United States. No further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of issued, registered or applied for United States Patents, United States Trademarks and United States Copyrights acquired or developed by a Grantor, or for which a “Statement of Use” or an “Amendment to Allege Use” is filed with the United States Patent and Trademark Office with respect to any “intent-to-use” Trademark application, after the date hereof, to the extent such security interest may be perfected by filing in the United States Patent and Trademark Office or the United States Copyright Office).

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(c)               The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the applicable jurisdiction in the United States pursuant to the Uniform Commercial Code and (iii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement and/or a Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, to the extent such security interest may be perfected by filing in the United States Patent and Trademark Office or the United States Copyright Office. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens not prohibited by Section 6.02 of the Credit Agreement.

(d)               As of the Effective Date, Schedule III hereto sets forth a true and complete list, with respect to each Grantor, of (i) all of such Grantor’s Patents and Trademarks applied for or issued or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant and the registration, application, or patent number, as applicable, of each such Patent or Trademark and (ii) all of such Grantor’s Copyrights applied for or registered with the United States Copyright Office, including the name of the registered owner and the registration number of each such Copyright.

(e)       As of the Effective Date, Schedule IV hereto sets forth a true and complete list, with respect to each Grantor, of all of such Grantor’s Commercial Tort Claims (in respect of which a complaint or counterclaim has been filed by or on behalf of such Grantor) seeking damages in an amount reasonably estimated to exceed $5,000,000 (as determined by the Lead Borrower in good faith).

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Section 3.03. Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral (other than Intellectual Property, which is governed by Section 3.05) against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien prohibited by Section 6.02 of the Credit Agreement, subject to the rights of such Grantor under Section 9.14 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(b)               Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any reasonable and documented or invoiced out-of-pocket fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith, in each case, subject to and in accordance with the terms of this Agreement and of the Credit Agreement. Subject to the Intercreditor Agreements, except to the extent otherwise provided in Article II, if any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in a principal amount of less than $5,000,000 owed to the applicable Grantor by any Person), such note or instrument shall be delivered (on or before the next Quarterly Update Date occurring after receipt thereof (or such later date which the Collateral Agent may agree to in its reasonable discretion)) to the Collateral Agent, for the benefit of the Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the Collateral Agent.

(c)               At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and prohibited by Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the tangible Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent, within thirty (30) days after demand, for any reasonable payment made or any reasonable and documented or invoiced out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization in accordance with Section 5.03(a); provided that nothing in this paragraph shall be interpreted as imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(d)               The exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under each contract, agreement or instrument relating to the Article 9 Collateral unless the Collateral Agent has expressly in writing assumed such duties and obligations and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance, except to the extent resulting from the gross negligence, bad faith or willful misconduct of the Collateral Agent, any other Secured Party or any of their respective controlled Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

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(e)               Notwithstanding anything herein to the contrary, it is understood that no Grantor shall be required by this Agreement to better assure, preserve, protect or perfect the security interest created hereunder by any means other than (i) filings of financing statements pursuant to the Uniform Commercial Code, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) of any Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements, as applicable, in respect of registered, issued or applied for United States Copyrights, United States Patents or United States Trademarks, respectively, (iii) in the case of Collateral that constitutes Instruments, Tangible Chattel Paper or Negotiable Documents (other than those Negotiable Documents held in the ordinary course of business), delivery thereof to the Collateral Agent in accordance with the terms hereof (including the delivery thresholds set forth herein) (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment) and (iv) other actions to the extent required by Section 3.04 or Article II hereunder or otherwise expressly provided under this Agreement. No Grantor shall be required to complete any filings or other action with respect to the better assurance, preservation, protection or perfection of the security interests created hereby in any jurisdiction outside of the United States.

Section 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense and subject to the Intercreditor Agreements, to take the following actions with respect to the following Article 9 Collateral:

(a)               Instruments. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than Instruments with an individual face amount of less than $5,000,000 and other than checks to be deposited in the ordinary course of business), such Grantor shall (on or before the next Quarterly Update Date occurring after receipt thereof (or such later date which the Collateral Agent may agree to in its reasonable discretion)) endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b)               Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificates representing or evidencing Investment Property constituting Collateral (other than (i) Investment Property with an individual value of less than $5,000,000, (ii) Equity Interests in any Immaterial Subsidiaries, (iii) Equity Interests in any Person that is not a Subsidiary of such Grantor and (iv) Equity Interests in any Foreign Subsidiary (other than to the extent constituting “securities” within the meaning of the UCC)), such Grantor shall, on or before the next Quarterly Update Date occurring after the acquisition thereof (or such later date which the Collateral Agent may agree to in its reasonable discretion), endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

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(c)               Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim (in respect of which a complaint or counterclaim has been filed by or on behalf of such Grantor) seeking damages in an amount reasonably estimated to exceed $5,000,000 (as determined by the Lead Borrower in good faith), such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV hereto shall be deemed to be supplemented to include such description of such Commercial Tort Claim as set forth in such writing.

(d)               Deposit Accounts and Securities Accounts. Prior to the ABL Obligations Payment Date (as defined in the ABL Intercreditor Agreement) and to the extent similar requirements exist in the ABL Credit Agreement or the ABL Security Documents (as defined in the ABL Intercreditor Agreement), for each Deposit Account or Securities Account (in each case, other than the Excluded Accounts), the respective Grantor shall cause the bank or institution with which the Deposit Account or Securities Account is maintained to execute and deliver to the Collateral Agent, a “control agreement” in a form reasonably acceptable to the Collateral Agent, at the time it enters in a control agreement pursuant to the ABL Credit Agreement or ABL Security Documents. Following the ABL Obligations Payment Date (as defined in the ABL Intercreditor Agreement), no Grantor shall terminate any existing “control agreement” or other control arrangements to which the Collateral Agent is a party with respect to any Deposit Account or Securities Account unless (a) such Deposit Account or Securities Account has become an Excluded Account or has otherwise become excluded from the Collateral in accordance with the Loan Documents or (b) the Collateral Agent has consented to such termination.

Section 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Except as otherwise determined in such Grantor’s reasonable business judgment, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing and ability to do so, each Grantor agrees to take commercially reasonable efforts to (i) maintain the validity and enforceability of any registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in full force and effect and (ii) pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application, in each case, except for any failure to do any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Except as otherwise determined in such Grantor’s reasonable business judgment, each Grantor shall take commercially reasonable steps to defend title to and ownership of its Intellectual Property, except for any failure to do so that would not reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, nothing in this Section 3.05 shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or enforce or otherwise allowing to lapse, terminate, be invalidated or put into the public domain any of its registered or applied for Intellectual Property that is no longer used, useful, or economically practicable to maintain, or if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

(b)               Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Effective Date, should it file an application for the registration or issuance of any Intellectual Property after the Effective Date, and should it file with and have accepted by the United States Patent and Trademark Office a “Statement of Use” or an “Amendment to Allege Use” with respect to any “intent-to-use” Trademark application owned by it after the Effective Date, subject to the immediately succeeding sentence, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property shall automatically become subject to the terms and conditions of this Agreement, except to the extent such Intellectual Property is obtained under a license or sublicense from a third party under which a security interest would not be permitted. For the avoidance of doubt, a security interest shall not be granted in any Intellectual Property that constitutes an Excluded Asset.

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(c)               Each Grantor, either itself or through any agent, employee, licensee or designee, shall (i) whenever a certificate is delivered or required to be delivered pursuant to Section 5.03(b) of the Credit Agreement, deliver to the Collateral Agent a schedule setting forth all of such Grantor’s Patents, Trademarks and Copyrights, as applicable, that are issued by, registered in, or applied for in the United States Patent and Trademark Office or the United States Copyright Office (including, for the avoidance of doubt, “intent-to-use” Trademark applications for which a “Statement of Use” or an “Amendment to Allege Use” has been filed with and accepted by the United States Patent and Trademark Office) and that are not listed on Schedule III hereto or on a schedule previously provided to the Collateral Agent pursuant to this Section 3.05(c) and (ii) within a reasonable time following the request of the Collateral Agent, and in any event on or prior to the next Quarterly Update Date following such request of the Collateral Agent (or such later date which the Collateral Agent may agree to in its reasonable discretion), execute and deliver a Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement, as applicable, in respect of such Patents, Trademarks and/or Copyrights; provided, that this clause (ii) shall not apply to any Intellectual Property constituting Excluded Assets.

Article IV.

Remedies

Section 4.01. Remedies upon Default. Subject to the Intercreditor Agreements, if an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and all rights under any other applicable law or in equity. Without limiting the generality of the foregoing, subject to the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Collateral Agent or any Person designated by the Collateral Agent, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) subject to Section 4.04, with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then existing licensing arrangements to the extent that waivers cannot be obtained) in connection with exercise of its remedies hereunder, and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and the Pledged Collateral and to enter onto and occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located without any obligation to pay rent for a reasonable period in order to effectuate its rights and remedies hereunder or under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, subject to the Intercreditor Agreements, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

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To the extent notice of sale shall be required by law, the Collateral Agent shall give the applicable Grantors no less than ten (10) days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral (provided that such notice is not required if (x) an Event of Default under Section 7.01(h) or (i) of the Credit Agreement shall have occurred and is continuing or (y) payment of the Loans shall be due by acceleration). Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, the Collateral Agent on behalf of any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price (which shall decrease the Secured Obligations owed to such Secured Party by such amount used as a credit against the purchase price), and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercial reasonableness standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral and the Collateral Agent may specifically disclaim or modify any warranties of title or the like. The Collateral Agent shall have no obligation to marshal any of the Collateral.

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Section 4.02. Application of Proceeds. Subject to the terms of the Intercreditor Agreements, the Collateral Agent shall apply the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral (including any Collateral consisting of cash) or the Guarantees, pursuant to the exercise by the Collateral Agent (in accordance with the terms of the Loan Documents) of its remedies, in each case, in accordance with Section 7.03 of the Credit Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations.

Section 4.03. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Collateral Agent has determined that such a registration is not required by any Requirements of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

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Section 4.04. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement upon the occurrence and during the continuance of an Event of Default, at such time as, and to the extent that, the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use or sublicense (to its contractors, agents or representatives, or otherwise exercising its remedies hereunder) any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing such Intellectual Property (and shall be subject to any such licenses), or gives such third party any right of acceleration, modification, termination or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such license and sublicenses with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Collateral Agent may be exercised solely during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance with the provisions of this Agreement shall be binding upon the Grantors, notwithstanding any subsequent cure of an Event of Default.

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Article V.

Miscellaneous

Section 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Lead Borrower as provided in Section 9.01 of the Credit Agreement.

Section 5.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default hereunder, regardless of whether the Collateral Agent, Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)               Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Collateral Agent may, without the consent of any other Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Collateral Agent set forth in the definition of the term “Collateral and Guarantee Requirement” or elsewhere in the Credit Agreement.

Section 5.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket fees and expenses incurred hereunder as provided in, and subject to the limitations set forth in, Section 9.03 of the Credit Agreement.

(b)               Each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Collateral Agent and the other Indemnitees as provided in, and subject to the limitations set forth in, Section 9.03 of the Credit Agreement.

(c)               To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee as provided in Section 9.03(d) of the Credit Agreement; provided that, in each of paragraphs (a) and (b) above and this paragraph (c), each reference therein to “the Borrower” shall be deemed to be a reference to “each Grantor” and each reference therein to the “Administrative Agent” shall be deemed to be a reference to the “Collateral Agent.”

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(d)               The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than thirty (30) Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

Section 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Collateral Agent, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) the Commitments shall have expired or been terminated and (b) all Secured Obligations, including the principal of and interest on each Loan and all fees, expenses and other amounts (excluding contingent obligations as to which no claim has been made or which are otherwise not due) payable under any Loan Document, any Secured Swap Obligation and Secured Cash Management Obligation ,shall have been paid in full in cash.

Section 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, it being understood that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

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Section 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.08. Right of Set-off. Each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender as provided in (and subject to all of the limitations set forth in) Section 9.08 of the Credit Agreement.

Section 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)               Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.

(c)               Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)               Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in any Loan Document, Secured Swap Obligation or Secured Cash Management Obligation, will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 5.10. Waiver of jury trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

Section 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.12. Security Interest Absolute; Reinstatement. (a) All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

(b)       If any Secured Party repays, refunds, restores, or returns, in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such Secured Party in full or partial satisfaction of any Secured Obligation, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such Secured Party elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such Secured Party elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and, subject to Section 9.03(a) of the Credit Agreement, as to all reasonable costs, expenses, and external attorneys’ fees of such Secured Party related thereto, (i) the liability of the Grantors with respect to the amount or property repaid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) the Collateral Agent’s Security Interest and other security interests granted to the Collateral Agent in the Collateral securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) the Collateral Agent’s Security Interest or any other security interest of the Collateral Agent on any Collateral to secure the Secured Obligations shall have been released or terminated, or (B) this Agreement shall have been terminated or cancelled, the Collateral Agent’s Security Interest or such other security interest of the Collateral Agent, or this Agreement, as applicable, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Grantor in respect of such liability or any Collateral securing such liability.

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Section 5.13. Termination or Release. Subject to Section 5.12(b), (a) this Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate when (a) the Commitments shall have expired or been terminated and (b) all Secured Obligations, including the principal of and interest on each Loan and all fees, expenses and other amounts (excluding contingent obligations as to which no claim has been made or which are otherwise not due) payable under any Loan Document, any Secured Swap Obligation and any Secured Cash Management Obligation, shall have been paid in full in cash.

(b)               The Security Interest and all other security interests granted hereby shall also automatically terminate and be released at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.

(c)               In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence or effect such termination or releases in form and substance reasonably satisfactory to the Collateral Agent so long as the applicable Loan Party shall have provided the Collateral Agent such certifications or documents as the Collateral Agent shall reasonably request in order to demonstrate compliance with this Section 5.13. Any execution and delivery of documents by the Collateral Agent pursuant to this Section 5.13 shall be without recourse or warranty by the Collateral Agent or any other Secured Party.

Section 5.14. Additional Subsidiaries. Additional Persons shall become Grantors hereunder as required under the Credit Agreement upon execution and delivery to the Collateral Agent of (a) a Supplement and (b) a supplement to the Perfection Certificate with respect to such Person, and any such Person shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

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Section 5.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to the Intercreditor Agreements, the Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and written notice by the Collateral Agent to the Lead Borrower of its intent to exercise such rights (provided that such notice is not required if (x) an Event of Default under Section 7.01(h) or (i) of the Credit Agreement shall have occurred and is continuing or (y) payment of the Loans shall be due by acceleration), with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, indorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, and (i) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, indorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct or that of any of their controlled Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

Section 5.16. Intercreditor Provisions.

(a)               Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance and condemnation proceeds) of any Collateral, in each case, are subject to the limitations and provisions of any applicable Intercreditor Agreement to the extent provided therein. In the event of any conflict between the terms of such applicable Intercreditor Agreement and the terms of this Agreement, the terms of such applicable Intercreditor Agreement shall govern.

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(b)               Notwithstanding anything contained in this Agreement or any other Security Document, to the extent that the provisions of this Agreement (or any other Security Document) require the delivery of, or granting of control over, or giving notice with respect to, any Collateral in respect of which any other lenders or other secured parties (or representatives thereof) have a security interest therein that is senior priority relative to the security interest of the Collateral Agent pursuant to any Intercreditor Agreement, then until the obligations to such lenders or other secured parties (or representatives thereof) secured by such security interests (excluding contingent obligations as to which no claim has been made or which are otherwise not due) shall have been paid in full in cash and all commitments of such lenders or other secured parties (or representatives thereof) shall have been terminated, delivery of such Collateral (or control or notice with respect thereto) may instead be made to the applicable lender or other secured party (or representative thereof), to be held in accordance with the applicable Intercreditor Agreements, and any Grantor’s obligations hereunder with respect to such delivery, control or notice shall be deemed satisfied by such delivery to such lender or other secured party (or representative thereof). Furthermore, at all times prior to the obligations to such lenders or other secured parties (or representatives thereof) secured by such security interests (excluding contingent obligations as to which no claim has been made or which are otherwise not due) having been paid in full in cash and all commitments of such lenders or other secured parties (or representatives thereof) having been terminated, the Collateral Agent is authorized by the parties hereto to effect transfers of such Collateral at any time in its possession (and any “control” or similar agreements with respect to such Collateral) to the applicable lender or other secured party or representative thereof in accordance with the applicable Intercreditor Agreements.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

VITAMIN SHOPPE INDUSTRIES LLC
VITAMIN SHOPPE FRANCHISING, LLC

By: /s/ Laura Coffey
Name: Laura Coffey
Title: Chief Financial Officer

BETANCOURT SPORTS NUTRITION, LLC
VITAMIN SHOPPE MARINER, LLC
VITAMIN SHOPPE GLOBAL, LLC
VITAMIN SHOP FLORIDA, LLC
VITAMIN SHOPPE PROCUREMENT SERVICES, LLC
By: Vitamin Shoppe Industries LLC, its sole Member

By: /s/ Laura Coffey
Name: Laura Coffey
Title: Chief Financial Officer

AMERICAN FREIGHT MANAGEMENT COMPANY, LLC
AMERICAN FREIGHT GROUP, LLC
AMERICAN FREIGHT HOLDINGS, LLC
AMERICAN FREIGHT, LLC
FRANCHISE GROUP ACQUISITION TM, LLC
FRANCHISE GROUP INTERMEDIATE B, LLC
FRANCHISE GROUP INTERMEDIATE HOLDCO, LLC
FRANCHISE GROUP INTERMEDIATE PSP, LLC
FRANCHISE GROUP INTERMEDIATE S, LLC
FRANCHISE GROUP INTERMEDIATE V, LLC
FRANCHISE GROUP NEW HOLDCO, LLC
FRANCHISE GROUP NEWCO INTERMEDIATE AF, LLC
FRANCHISE GROUP NEWCO PSP, LLC
FRANCHISE GROUP NEWCO S, LLC
FRANCHISE GROUP NEWCO V, LLC
FRANCHISE GROUP, INC.
VALOR ACQUISITION, LLC

[Signature Page to First Lien Collateral Agreement (FRG)]

FRANCHISE GROUP INTERMEDIATE SL, LLC,
FRANCHISE GROUP NEWCO SL, LLC
FRANCHISE GROUP INTERMEDIATE BHF, LLC
FRANCHISE GROUP NEWCO BHF, LLC

By: /s/ Brian Kahn
Name: Brian Kahn
Title: President and Chief Executive Officer

AMERICAN FREIGHT OUTLET STORES, LLC
OUTLET MERCHANDISE, LLC

By: /s/ Will Powell
Name: Will Powell
Title: President

AMERICAN FREIGHT FRANCHISING, LLC
AMERICAN FREIGHT FRANCHISOR, LLC
AMERICAN FREIGHT FFO, LLC

By: /s/ Will Powell
Name: Will Powell
Title: Chief Executive Officer and President

[Signature Page to First Lien Collateral Agreement (FRG)]

BUDDY'S NEWCO, LLC
BUDDY'S FRANCHISING AND LICENSING LLC

By: /s/ Michael Bennett
Name: Michael Bennett
Title: Chief Executive Officer

PET SUPPLIES “PLUS”, LLC
PSP MIDCO, LLC
PSP SERVICE NEWCO, LLC
PSP STORES, LLC
PSP SUBCO, LLC
PSP GROUP, LLC
PSP FRANCHISING, LLC
PSP DISTRIBUTION, LLC
EDUCATE CORPORATE CENTERS HOLDINGS, LLC
EDUCATE DIGITAL, LLC
EDUCATE OPERATING COMPANY, LLC
EDUCATE, INC.
LEARNING PARTNERSHIPS, LLC
LEARNING SYSTEM OF THE FUTURE, LLC
MARYLAND LEARNING CENTERS, LLC
OMEGA LEARNING CENTERS, LLC
SYLVAN IN-HOME, LLC
SYLVAN LEARNING CENTERS, LLC
SYLVAN LEARNING, LLC

By: /s/ Brian Kahn
Name: Brian Kahn
Title: Vice President

[Signature Page to First Lien Collateral Agreement (FRG)]

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ James A. Knight
Name: James A. Knight
Title: Executive Director

[Signature Page to First Lien Collateral Agreement (FRG)]